Exhibit 99.1

HighPeak Energy, Inc. Announces CEO Transition

Fort Worth, Texas, September 16, 2025 (GLOBE NEWSWIRE) - HighPeak Energy, Inc. (“HighPeak” or the “Company”) (NASDAQ: HPK) today announced that the Board of Directors (the “Board”) and Mr. Jack Hightower, current Chief Executive Officer and Chairman of the Board, have agreed that Mr. Hightower will retire from his positions with the Company, including as Chief Executive Officer, a director and Chairman of the Board.

The Company also announced that Michael L. Hollis, current President of the Company and a member of the Board, has been appointed Interim Chief Executive Officer of the Company, effective immediately. Mr. Hollis has served as President of HighPeak and a member of the Board since 2020 and has over 25 years of oil and gas experience. Prior to joining HighPeak, Mr. Hollis served as President and COO of Diamondback Energy, Inc. (“Diamondback”) (Nasdaq: FANG), a Permian focused oil and gas producer, from January 2017 through September 2019, prior to which he served as COO since 2015 and Vice President of Drilling.

“Michael has been well-respected in the industry for decades, and as I have worked closely with him over the last several years, I have been impressed by his depth of knowledge and tireless work ethic,” said Mr. Hightower. “Stepping away from my roles affords me the time I need to focus on my health and personal endeavors. With Michael at the helm, I believe HighPeak is poised to build on its past successes and continue as an industry leader.”

“On behalf of the management team and the Board, I would like to thank Jack for founding HighPeak and for the vision and leadership that built the Company into what it is today,” said Mr. Hollis. “I am truly honored to step into the role of CEO and look forward to working closely with the Board and leadership team to advance our strategic priorities.”

Concurrent with these changes, Mr. Hightower will also retire from managing HighPeak Energy Partners, LP, HighPeak Energy Partners II, LP and HighPeak Pure Acquisition, LLC (collectively, the “Highpeak Funds”), which collectively own approximately 64.4% of the shares of common stock of the Company. Following Mr. Hightower’s retirement, the Highpeak Funds will be managed by a committee comprised of Mr. Hollis, Daniel Silver and Ryan Hightower, each of whom also serve as Vice President of Finance and Vice President of Business Development of the Company, respectively. In addition, the Highpeak Funds have designated Mr. Silver to serve as their board appointee under the Shareholder’s Agreement by and among the Company and the Highpeak Funds to replace Mr. Hightower, and Mr. Silver has been appointed to serve as a director of the Board effective immediately.

About HighPeak Energy, Inc.

HighPeak Energy, Inc. is a publicly traded independent crude oil and natural gas company, headquartered in Fort Worth, Texas, focused on the acquisition, development, exploration and exploitation of unconventional crude oil and natural gas reserves in the Midland Basin in West Texas. For more information, please visit our website at www.highpeakenergy.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including statements regarding the strategy, future operations, and plans and objectives of management, represent the Company’s expectations or beliefs concerning future events. When used in this document, including any oral statements made in connection therewith, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date on which they are made. The Company cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company, incident to the development, production, gathering and sale of oil, natural gas and natural gas liquids.

Investor Contact:

Ryan Hightower

Vice President, Business Development

817.850.9204

rhightower@highpeakenergy.com

Source: HighPeak Energy, Inc.